Workhorse Group Inc. [2017[ [2023] Long-Term Incentive Plan
RESTRICTED STOCK AWARD AGREEMENT

1.Grant of Restricted Stock Award. In accordance with and subject to the terms and conditions of (a) the [Workhorse Group Inc. 2017 Long-Term Incentive Plan] [Workhorse Group Inc. 2023 Long-Term Incentive Plan], as it may be amended from time to time (the “Plan”), and (b) this Restricted Stock Award Agreement (the “Agreement”), Workhorse Group Inc. (the “Company”) grants to the Grantee identified on Schedule 1 attached hereto (the “Grantee”) an Award under the Plan for the number of shares of Stock set forth on Schedule 1, which shares of Stock will be subject to the terms, conditions, restrictions and limitations set forth in this Agreement (“Restricted Stock”). The Restricted Stock awarded under this Agreement will be deemed to have been granted on the date set forth on Schedule 1 (the “Grant Date”) and will constitute a Full Value Award for purposes of the Plan. Capitalized terms not otherwise defined in this Agreement will have the meanings set forth in the [2023 Plan: Plan] [2017 Plan: Workhorse Group Inc. 2023 Long-Term Incentive Plan (the “2023 Plan”).] Schedule 1 is incorporated into and forms a part of this Agreement.
2.Acceptance by Grantee. The Grantee is required to accept the award of Restricted Stock granted pursuant to this Agreement. If the Grantee does not (a) accept this Agreement as evidenced by the Grantee’s execution of Schedule 1 to this Agreement and delivery of an executed copy thereof to the Company by [INSERT DATE] (the “Acceptance Date”) and/or (b) the Grantee has not complied with the requirements of Section 7 hereof by the Acceptance Date, all shares of Restricted Stock subject to this Agreement will be automatically forfeited as of the Acceptance Date and the Grantee will have no further rights under or with respect to such shares of Restricted Stock. By executing Schedule 1 to this Agreement, the Grantee represents that the Grantee has read and understands the provisions of the Plan and this Agreement and accepts the Restricted Stock subject to all of the terms, conditions, restrictions and limitations of the Plan and this Agreement.
3.Vesting and Forfeiture.
a.All shares of Restricted Stock subject to this Award will be unvested unless and until they become vested and nonforfeitable in accordance with this Section 3. The period during which shares of Restricted Stock are not vested is referred to herein as the “Restricted Period” and the Restricted Period with respect to a share of Restricted Stock granted hereunder will expire as of the Vesting Date applicable to such share. Subject to the terms and conditions of this Agreement, the shares of Restricted Stock will become vested and nonforfeitable as of the “Vesting Date” applicable to such shares as set forth in Schedule 1 provided, in any case, that the Grantee’s Termination Date has not occurred prior to the applicable Vesting Date.
b.Except as otherwise determined by the Committee in the exercise of its discretion under the Plan and except as otherwise expressly provided in this Agreement, any shares of Restricted Stock that are not vested and nonforfeitable as of the Grantee’s Termination Date will be immediately forfeited and the Grantee will have no further rights under or with respect to such shares of Restricted Stock and the Company will have no further obligations to the Grantee under this Agreement.

c.Notwithstanding the provisions of subsection 3(a), except as otherwise provided herein or as provided by the Board or Committee in accordance with its authority under the Plan, in the event that the Grantee’s Termination Date occurs prior to the end of the Restricted Period due to his or her death, Disability or Retirement (as defined below), as of the Termination Date the Grantee will be vested in that number of shares of Restricted Stock equal to the pro rata portion (based on the portion of the vesting year in which the Termination Date occurs that has elapsed through the Termination Date) of the shares of Restricted Stock that would have become vested as of the next Vesting Date had his or her Termination Date not occurred prior to the next Vesting Date. All other shares of Restricted Stock will be forfeited as of the Grantee’s Termination Date in accordance with subsection 3(b). For purposes of this Agreement, the term “Retirement” means the date on which a Grantee’s Termination Date occurs on or after the date on which the sum of his or her age and complete years of service equals or exceeds sixty five (65), provided that the Termination Date does not occur for any other reason. The date on which shares of Restricted Stock vest pursuant to this subsection 3(c) shall be the “Vesting Date” with respect to such shares.
d.In the event that a Change in Control occurs during the Restricted Period, [2023 Plan: the provisions of Section 8 of the Plan will apply to the vesting of the shares of Restricted Stock] [2017 Plan: the provisions of Exhibit A attached hereto will apply to the vesting of the shares of Restricted Stock].
e.In the event the Grantee satisfies the requirements for Retirement (the date on which such requirements are satisfied being referred to as the “Tax Vesting Date”), the following shall apply:
(i)in the event that the Tax Vesting Date occurs prior to the Vesting Date with respect to any of the shares of Restricted Stock, the Restricted Period shall end on the applicable Tax Determination Date (as defined below) with respect to the number of shares of Restricted Stock that would have otherwise vested on such Tax Determination Date pursuant to subsection 3(c) (and for which a Tax Determination Date had not otherwise occurred) had the Grantee’s Termination Date occurred on account of Retirement on such Tax Determination Date;
(ii)the applicable Tax Determination Date shall be treated as the “Vesting Date” with respect to that number of shares of Restricted Stock (the “Tax Vesting Shares”) having a fair market value (determined as of the Tax Determination Date) equal to the amount of taxes that would be required to be withheld in connection with the vesting of such shares of Restricted Stock had the Grantee’s Termination Date occurred on account of Retirement on the Tax Determination Date (as described in clause (i)) and the Tax Vesting Shares shall be withheld to satisfy the applicable withholding in accordance with Section 5; and

(iii)for purposes of this Agreement, the “Tax Determination Date” shall be the last payroll period in December of each year or such other date or dates during the year as determined by the Committee.
f.In the event that any of the terms contained in this Section 3 or this Agreement conflict with any employment agreement in effect between the Company or any of its Affiliates and the Grantee, then the terms of the employment agreement will govern if such terms are more favorable to the Grantee.
4.Transfer of Shares; Rights With Respect to Shares.
a.Each share of Restricted Stock will be registered in the name of the Grantee and will, in the discretion of the Committee, be retained by the Company or entered in the name of the Grantee pursuant to a “book entry” system in which a computerized or manual entry is made on the books and records of the Company to evidence the issuance of such shares. Such Company books and records are, absent manifest error, binding on all parties.
b.If the Grantee’s Termination Date has not occurred prior to the applicable Vesting Date with respect to shares of Restricted Stock and if all other terms, conditions, restrictions and limitations contained herein and in the Plan have been satisfied, the shares of Stock that become vested on the Vesting Date will be transferred to the Grantee free of all restrictions.
c.Subject to the Plan and this Agreement, during the Restricted Period, the Grantee will enjoy all rights of ownership of the shares of Restricted Stock, including the right to vote and receive dividends or other distributions with respect to the shares of Restricted Stock as hereinafter set forth, with the exception that, during the Restricted Period, the Grantee will not transfer, deliver, assign, sell, or dispose of the Restricted Stock in any manner other than by will or by the laws of descent and distribution, nor pledge or otherwise hypothecate the Restricted Stock and a breach of the terms, conditions, restrictions or limitations contained herein will cause the Restricted Stock to be forfeited to the Company.
d.Any cash or stock dividends declared on the Restricted Stock during the Restricted Period will be paid directly to the Grantee on the Vesting Date applicable to the shares to which the dividends relate (subject to any applicable tax withholding) and, if and to the extent that the shares do not become vested and are forfeited, the related dividends will be forfeited at the same time as the shares to which they relate.
5.Tax Withholding. The Company and its Affiliates will deduct from any vesting or delivery of any of the Grantee’s shares of Restricted Stock or from any other payment to the Grantee (including payment of any dividends), including wages, any Federal, state, local or provincial tax or charge that is then required to be deducted under applicable law with respect to the vesting or delivery of the shares of Restricted Stock or other payment or as determined by the Committee to be appropriate under a program for withholding. The Company’s obligation to deliver Stock (or make any payment) will be subject to the Grantee’s satisfaction of all applicable federal, state, and local income and employment tax withholding obligations. If tax withholding attributable to the vesting or delivery of the Restricted Stock or the making of any payment is required by the Company, then, at the Board’s discretion, the Company may satisfy such tax obligations by reducing the number of shares of Stock otherwise deliverable (including Tax Vesting Shares) or by accepting the delivery to the Company of shares of Stock previously owned and unencumbered by the Grantee. Any withholding with respect to cash payments will be made by a reduction of the cash payment otherwise to be paid to the Grantee. The Company will also have the right to withhold from any salary, bonus or other payments due the Grantee the amount necessary to satisfy any tax withholding obligations related to the vesting or settlement of the vested shares of Restricted Stock. If the Grantee makes an election in accordance with Code Section 83(b) to be taxed on the shares of Restricted Stock as of the Grant Date, he or she must so notify the Company in writing, file the election with the Internal Revenue Service within thirty (30) days after the Grant Date, and promptly pay the Company the amount it determines is needed to satisfy tax withholding requirements. Nothing in this Section 5 shall be applied so as to result in duplication of withholding for amounts that are subject to withholding pursuant to subsection 3(e).
6.Nonassignability. Except as otherwise provided herein and in the Plan, the right of the Grantee to the Restricted Stock will not be assignable or transferable by the Grantee other than to a designated beneficiary upon the Grantee’s death pursuant to his will or by the laws of descent and distribution. Any such assignment or transfer will be null and void and without effect upon any attempted assignment or transfer, except as provided herein or in the Plan, including, without limitation, any purported assignment, whether voluntary or by operation of law, pledge, hypothecation, or other disposition contrary to the provisions hereof, or levy of execution, attachment, trustee process, or similar process, whether legal or equitable, upon the Restricted Stock.
7.Additional Conditions of Award. The Grantee understands and agrees that, as a condition to the Company granting the Restricted Stock under this Agreement, by the Acceptance Date, the Grantee must execute and deliver an Employee Non-Compete Agreement in the form specified by the Company (the “Non-Compete Agreement”). The Grantee further understands that the Non-Compete Agreement will become effective upon the Grantee’s execution and delivery thereof and that it will remain in effect for the period described therein, which period would include a period following the Grantee’s Termination Date irrespective of the whether or not the Grantee becomes vested in the Restricted Stock in accordance with this Agreement. In the Company’s sole discretion, the Company may accept as a Non-Compete Agreement for purposes of this Agreement an executed employee non-compete agreement that is otherwise on file with the Company as of the Grant Date.
8.Heirs and Successors. If any benefits deliverable to the Grantee under this Agreement have not been delivered at the time of the Grantee’s death, such benefits will be delivered to the legal representative of the estate of the Grantee.
9.Compliance with Law. The issuance and delivery of shares of Stock pursuant to this Agreement will be subject to compliance by the Company and the Grantee with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Stock may be listed. No Stock will be issued pursuant to this Agreement unless and until any then applicable requirements of state or federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel. The Grantee understands that the Company is under no obligation to register the Stock with the Securities and Exchange Commission, any state securities commission, or any stock exchange to effect such compliance.
10.Administration. The authority to administer and interpret this Award and this Agreement will be vested in the Committee, and the Committee will have all powers with respect to this Award and this Agreement as it has with respect to the Plan. Any interpretation of this

Award or this Agreement by the Committee and any decision made by it with respect to this Award or this Agreement is final and binding on all persons.
11.Adjustments. The number of shares of Restricted Stock awarded pursuant to this Award may be adjusted by the Committee in accordance with the Plan to reflect certain corporate transactions which affect the number, type or value of the Stock.
12.No Right to Continued Employment or Service. Nothing contained in the Plan or in this Agreement, nor any action taken by the Board, will confer upon the Grantee any right with respect to continuation of employment by or service with the Company as an employee, officer or director nor interfere in any way with the right of the Company to terminate the Grantee’s employment or other service as an employee, officer or director at any time with or without Cause, including during the Restricted Period.
13.Governing Law; Venue; Dispute. This Agreement has been granted, executed and delivered in the State of Ohio, and the interpretation and enforcement will be governed by the laws thereof without regard to conflict of laws principles, and subject to the exclusive jurisdiction of the courts therein. Any dispute regarding the interpretation of this Agreement will be submitted by the Grantee or the Company to the Board for review. The resolution of such dispute by the Board will be final, binding and conclusive on the Grantee and the Company.
14.Notices. Any notice or document required to be filed with the Committee or the Grantee under the Plan or this Agreement will be properly filed if delivered in person, (including by e-mail notification with receipt requested), mailed by registered mail, postage prepaid, or sent by nationally recognized courier service to the Grantee at the Grantee’s most current address on file with the Company and, if to the Board or Committee, in care of the Company at its principal executive offices to the attention of the Company’s Chief Legal Officer or Chief Human Resources Officer. The Company may, by advance written notice to affected persons, revise such notice procedure from time to time. Any notice required under the Plan or this Agreement (other than a notice of election) may be waived by the person entitled to notice.
15.Plan Governs; Other Terms. The Award evidenced by this Agreement is granted pursuant to the Plan, and this Award and this Agreement are in all respects governed by the Plan and subject to all of the terms and provisions thereof, whether such terms and provisions are incorporated in this Agreement by reference or are expressly cited. Notwithstanding any other provision of the Plan or this Agreement, (a) this Award is subject to the Company’s recoupment or clawback policies as applicable and as in effect from time to time and (b) nothing in this Agreement supersedes or limits the Committee’s authority under the Plan.
16.Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on assignment and transfer set forth herein, this Agreement will be binding upon the Grantee and the Grantee’s beneficiaries, executors, administrators and the person(s) to whom the Restricted Stock may be transferred by will or the laws of descent or distribution.
17.Severability. The invalidity or unenforceability of any provision of the Plan or this Agreement will not affect the validity or enforceability of any other provision of the Plan or this Agreement, and each provision of the Plan and this Agreement will be severable and enforceable to the extent permitted by law.
18. Discretionary Nature of Plan. The Plan is discretionary and may be amended, cancelled or terminated by the Board at any time, in its discretion. The grant of the Restricted Stock pursuant to this Agreement does not create any contractual right or other right to receive any Restricted Stock or other Grants in the future. Future grants, if any, will be at the sole discretion of the Board or the Committee. Any amendment, modification, or termination of the Plan will not constitute a change or impairment of the terms and conditions of the Grantee’s employment or other service with the Company.
19.Amendment. The Board has the right to amend, alter, suspend, discontinue or cancel the Plan, prospectively or retroactively; provided, that, no such amendment will alter or impair the Grantee’s material rights and obligations under this Agreement without the Grantee’s written consent.
20.No Effect on Other Benefits. The value of the Grantee’s Restricted Stock is not part of the Grantee’s normal or expected compensation for purposes of calculating any severance, retirement, welfare, insurance or similar employee benefit, unless the express provisions of a written employee benefit plan provides otherwise.
21.Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Agreement transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.
IN WITNESS WHEREOF, the parties hereto have caused this Restricted Stock Agreement to be executed as of the date set forth on Schedule 1 to this Agreement.

EXHIBIT A
In the event that a Change in Control occurs during the Restricted Period, the provisions of this Exhibit A will apply to the vesting of the shares of Restricted Stock.
Change in Control.
(a)Generally. Subject to the provisions relating to certain adjustments to shares and unless otherwise specifically prohibited under applicable laws or by the rules and regulations of any applicable governmental agencies or national securities exchange, or unless otherwise provided by the Committee or in an individual severance, employment or other agreement between the Company (or Subsidiary) and a Grantee, the following provisions will apply in the event of a Change in Control.
(b)Continuation, Assumption, and/or Replacement of Awards. If, upon a Change in Control, then outstanding Awards under the Agreement are continued under the Agreement or are assumed by a successor to the Company and/or awards in other shares or securities are substituted for then outstanding Awards under the Agreement (which continued, assumed, and/or substituted awards are referred to collectively herein as “Replacement Awards”) then:
(i)each Grantee’s Replacement Awards will continue in accordance with their terms; and
(ii)with respect to any Grantee whose Termination Date has not occurred as of the Change in Control, if the Grantee’s Termination Date occurs by reason of a Qualifying Termination on or within twenty four (24) months following the Change in Control, then (A) all of the Grantee’s outstanding Replacement Awards that are Full Value Awards will be fully vested upon his or her Termination Date and will be settled or paid within thirty (30) days after the Termination Date or, if required by Code Section 409A, on the date that settlement or payment would have otherwise occurred under the terms of the Award.
Any Replacement Award that is substituted for an Award under the Agreement will be an award of the same type and of substantially equivalent value as the Award for which the Replacement Award is substituted.
(c)Termination/Acceleration. If, upon a Change in Control, the provisions of paragraph (b) do not apply, this Award will become fully vested immediately prior to the Change in Control and will be cancelled in exchange for a cash payment or other consideration generally provided to stockholders in the Change in Control equal to the then current value of the Award, determined as though the Award was fully vested and any restrictions applicable to such Award had lapsed immediately prior to the Change in Control; Any payment or settlement pursuant to this paragraph (c) will be made within thirty (30) days after the Change in Control or, if required by Code Section 409A, on the date that payment or settlement would have otherwise occurred under the terms of the Award.

Schedule 1
Restricted Stock Agreement
Name of Grantee:

Number of Shares:     __________ Shares

Date of Grant:

Vesting Dates:    Subject to accelerated vesting and/or forfeiture in accordance with Section 3 of the Restricted Stock Agreement, the following number of shares of Restricted Stock will vest on the following dates:

Number of Shares        Vesting Date

By executing this Schedule 1, the Grantee hereby acknowledges receipt of a copy of the Plan and the Restricted Stock Agreement of which this Schedule 1 is a part. The Grantee has read and understands the provisions of the Plan and the Restricted Stock Agreement, and accepts the award of Restricted Stock subject to all of the terms, conditions, restrictions and limitations of the Plan and the Agreement. The Grantee may obtain a copy of the 2023 Plan upon request.

GRANTEE: By: (signature) Date: